Exhibit 10.4
FIRST AMENDMENT TO CREDIT AGREEMENT
FIRST AMENDMENT, dated as of December 21, 2017 (this “Agreement”), to the Credit Agreement, dated as of March 24, 2016, among WYNDHAM WORLDWIDE CORPORATION (the “Borrower”), the several lenders from time to time party thereto (collectively, the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, and the other parties thereto (as heretofore and as may hereafter be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower has requested that the Required Lenders consent to the amendments of the Credit Agreement set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in reliance on the representations, warranties and covenants herein contained, the parties hereto agree as follows:

SECTION 1. Amendments to Credit Agreement. Subject to all of the terms and conditions set forth in this Agreement and the Credit Agreement:
1.1        Definition of Consolidated EBITDA. The definition of “Consolidated EBITDA” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Consolidated EBITDA” shall mean, without duplication, for any period for which such amount is being determined, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provision for taxes based on income, (iii) depreciation expense, (iv) Consolidated Interest Expense, (v) amortization expense, (vi) payments in an aggregate amount not to exceed$35,000,000 during any Rolling Period that arise out of or in connection with the Cendant Spin-Off including those made in respect of legacy Cendant expense reimbursement obligations, (vii) cash restructuring charges in an aggregate amount not to exceed $35,000,000 after the Closing Date during any Rolling Period taken in connection with publicly announced business and operation restructurings, provided that any such restructuring charges taken in any fiscal quarter shall, for purposes of calculating Consolidated EBITDA, be deemed to be taken 25% in such fiscal quarter and 25% in each of the following three fiscal quarters, (viii) other non-cash items reducing Consolidated Net Income, and (ix) fees, expenses and charges incurred in connection with the Hotels Spin-Off through December 31, 2018 in an aggregate amount not to exceed $200,000,000 minus (plus) (x) any non-recurring gains (losses) on business exit activities outside the ordinary course of business if such gains (losses) are included in Consolidated Net Income) minus (xi) any cash expenditures during such period in excess of $25,000,000 to the extent such cash expenditures (A) did not reduce Consolidated

Net Income for such period and (B) were applied against reserves that constituted non-cash items which reduced Consolidated Net Income during prior periods (including reserves established upon the consummation of the Cendant Spin-Off), all as determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries in accordance with GAAP; provided that to the extent the aggregate amount of cash expenditures referred to in clause (xi) above exceeds $50,000,000 in any period of measurement, such amounts may be spread ratably over the period being measured and the periods of measurement for the subsequent three fiscal years; provided, however, that in any annual measurement period the maximum amount being spread may not exceed $100,000,000 and any excess over that amount must be reflected fully in the relevant measurement period. Notwithstanding the foregoing, in calculating Consolidated EBITDA pro forma effect shall be given to each (1) acquisition of a Consolidated Subsidiary or any other entity acquired by the Borrower or any of its Consolidated Subsidiaries in a merger, where the purchase price or merger consideration exceeds $25,000,000 during such period and (2) disposition property by the Borrower and its Consolidated Subsidiaries yielding gross profits in excess of $25,000,000 during such period as if such acquisition or disposition had been made on the first day of such period.

1.2        Definition of Consolidated Net Income. The definition of “Consolidated Net Income” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Consolidated Net Income” shall mean, for any period for which such amount is being determined, the net income (or loss) of the Borrower and its Consolidated Subsidiaries during such period determined on a consolidated basis for such period taken as a single accounting period in accordance with GAAP, provided that there shall be excluded (i) income (loss) of any Person (other than a Consolidated Subsidiary of the Borrower) in which the Borrower or any of its Consolidated Subsidiaries has any equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or its Consolidated Subsidiaries by such Person during such period, (ii) the income of any Consolidated Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Consolidated Subsidiary of the income is not at the time permitted by operation of the terms of its charter, or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Consolidated Subsidiary, (iii) any extraordinary after-tax gains and (iv) any extraordinary or unusual pretax losses (including indemnity obligations incurred or liabilities assumed in connection with the Cendant Spin-Off).

1.3    Definition of Consolidated Total Indebtedness. The definition of “Consolidated Total Indebtedness” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Consolidated Total Indebtedness” shall mean (i) the total amount of Indebtedness of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis using GAAP principles of consolidation, which is, at the dates as of which Consolidated Total Indebtedness is to be determined, includable as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries, plus (ii) without duplication of any items included in Indebtedness pursuant to the foregoing clause (i), Indebtedness of others which the Borrower or any of its Consolidated Subsidiaries has directly or indirectly assumed or guaranteed (but only to the extent so assumed or guaranteed) or otherwise provided credit support therefor, including without limitation, Guaranty Obligations; provided that, for purposes of this definition, Indebtedness shall not include (1) Guaranty Obligations and contingent liabilities incurred or assumed in connection with the Cendant Spin-Off (including those determined in accordance with FIN 45 and SFAS), (2) Securitization Indebtedness, (3) the aggregate undrawn amount of outstanding Letters of Credit, (4) Non-Recourse Indebtedness, or (5) obligations incurred under any derivatives transaction entered into in the ordinary course of business pursuant to hedging programs. In addition, for purposes of this definition, the amount of Indebtedness at any time shall be reduced (but not to less than zero) by the amount of Excess Cash.
1.4    New Definition of Cendant Spin-Off. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition of “Cendant Spin-Off” in the appropriate alphabetical order:
“Cendant Spin-Off” shall mean the distribution to the shareholders of Cendant of all of the common stock of the Borrower and the transactions related thereto.
1.5    New Definition of Hotels Spin-Off. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition of “Hotels Spin-Off” in the appropriate alphabetical order:
“Hotels Spin-Off” means the spin-off by the Borrower of Wyndham Hotels & Resorts, Inc.
1.6    Deletion of Definition of Spin-Off. Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Spin-Off” contained therein.
SECTION 2.     Conditions to Effectiveness. This Agreement shall become effective upon the date on which the Administrative Agent shall have received counterparts of this Agreement duly executed and delivered by each of the Borrower, the Administrative Agent and the Required Lenders. The parties hereto agree that upon effectiveness this Agreement shall constitute a Fundamental Document.
SECTION 3.     Representations and Warranties. The Borrower reaffirms and restates the representations and warranties made by it in the Credit Agreement (other than in Section 3.5 thereof), in each case, after giving effect to the amendments to the Credit Agreement contemplated hereby, and all such representations and warranties are true and correct in all material respects on the date of this Agreement with the same force and effect as if made on such date (except to the extent (i) such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and (ii) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects after giving effect to such qualification). The Borrower additionally represents and warrants (which representations and warranties shall survive the execution and delivery hereof) that no Default or Event of Default has occurred and is continuing.
SECTION 4.     Costs and Expenses. The Borrower acknowledges and agrees that its payment obligations set forth in Section 10.04 of the Credit Agreement include the out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and any other documentation contemplated hereby (whether or not this Agreement becomes effective or the transactions contemplated hereby are consummated and whether or not a Default or Event of Default has occurred or is continuing), including, but not limited to, the reasonable fees and disbursements of Arnold & Porter Kaye Scholer LLP, counsel to the Administrative Agent.
SECTION 5.     Ratification. The Credit Agreement, as amended by this Agreement, and the other Fundamental Documents remain in full force and effect and are hereby ratified and affirmed. This Agreement shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Credit Agreement, any other Fundamental Document or any of the instruments or agreements referred to in any thereof or a waiver of any Default or Event of Default, whether or not known to the Administrative Agent or any of the Lenders, or (ii) to prejudice any right or remedy which the Administrative Agent or any of the Lenders may now have or have in the future against any Person under or in connection with the Credit Agreement, any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.
SECTION 6.     Modifications. Neither this Agreement, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the parties hereto.
SECTION 7.     References. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in each other Fundamental Document (and the other documents and instruments delivered pursuant to or in connection therewith) to the “Credit Agreement”, “thereunder”, “thereof” or words of like import, shall mean and be a reference to the Credit Agreement as modified hereby and as each may in the future be amended, restated, supplemented or modified from time to time.

SECTION 8.     Counterparts. This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier or electronic mail (in a .pdf format) shall be effective as delivery of a manually executed counterpart.
SECTION 9.     Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 10.     Severability. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.
SECTION 11.     Governing Law. THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
SECTION 12.     Headings. Section headings in this Agreement are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
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IN WITNESS WHEREOF, the Borrower, the Administrative Agent and the Lenders party hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WYNDHAM WORLDWIDE CORPORATION,
as Borrower

By: /s/ Jeffrey R. Leuenberger
Name: Jeffrey R. Leuenberger
Title: Senior Vice President and Treasurer

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By: /s/ Nadeige Dang
Name: Nadeige Dang
Title: Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

By: /s/ Nadeige Dang
Name: Nadeige Dang
Title: Vice President

BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Suzanne E. Pickett
Name: Suzanne E. Pickett
Title: Vice President

SUNTRUST BANK, as a Lender

By: /s/ Christian Sumulong
Name: Christian Sumulong
Title: Vice President

THE BANK OF NOVA SCOTIA,
as a Lender

[Signature Page to First Amendment to CIM Credit Agreement]

By: /s/ Michael Grad
Name: Michael Grad
Title: Director

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Steven L Sawyer
Name: Steven L. Sawyer
Title: Senior Vice President

WELLS FARGO BANK, N.A., as a Lender

By: /s/ James Travagline
Name: James Travagline
Title: Managing Director

AUSTRALIA & NEW ZEALAND BANKING GROUP LIMITED,
as a Lender

By: /s/ Robert Grillo
Name: Robert Grillo
Title: Director

BRANCH BANKING AND TRUST COMPANY, as a Lender

By: /s/ Sharona Yen
Name: Sharona Yen
Title: Banking Officer

[Signature Page to First Amendment to Wyndham Term Loan Agreement]

BANK OF HAWAII, as a Lender

By: /s/ Roderick Peroff
Name: Roderick Peroff
Title: Vice President

COMERICA BANK, as a Lender

By: /s/ Timothy O’Rourke
Name: Timothy O’Rourke
Title: Vice President

COMPASS BANK, as a Lender

By: /s/ Brian Tuerff
Name: Brian Tuerff
Title: Senior Vice President

[Signature Page to First Amendment to Wyndham Term Loan Agreement]